Exhibit 99.1

ReWalk Robotics Reports Second Quarter 2021 Financial Results

— Second Quarter 2021 Total Revenue of $1.4 million —

— Second quarter 2021 marks the fourth consecutive quarter over quarter growth —

— Strong balance sheet with $ 64.2 million in cash, as of June 30, 2021—

MARLBOROUGH, Mass., BERLIN, Germany and YOKNEAM ILIT, Israel, August 9, 2021 - ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or the “Company”) today announced its financial results for the three and six months ended June 30, 2021.

Highlights of and subsequent to the second quarter of 2021 include:

•	Total revenue in the second quarter of 2021 was $1.4 million;
•	Second quarter 2021 marks the fourth consecutive quarter over quarter growth;
•	Gross margin was 51% in the second quarter of 2021;
•	Total operating expenses were $3.9 million in the second quarter of 2021;
•	Cash position remains strong with $64.2 million;
•	Additional five BKK partners have joined the operating contract in Germany and
•	Jeannine Lynch will join the Company as its VP of strategy and market access on August 31, 2021.

“The second quarter results reflect the ongoing reopening of the markets. We are now able to trial many new individuals who had been waiting and filled our pipeline during the pandemic”, said Larry Jasinski, ReWalk’s Chief Executive Officer. “Our focus on achieving broader coverage in Europe and the US has also been encouraging. We are expanding our resources in order to achieve these goals and to have a market leading and experienced team for implementation as they occur.”

Second Quarter 2021 Financial Results

Total revenue was $1.4 million in the second quarter of 2021, compared to $1.7 million during the second quarter of the prior year. The decrease is mainly due to the lower number of ReWalk Personal 6.0 units sold in Germany offset with higher revenues from Myolyn and ReStore transactions.

Gross margin was 51% during the second quarter of 2021, compared to 61% in the second quarter of 2020. The decrease is mainly due to the change in sales mix as well as service costs.

Total operating expenses in the second quarter of 2021 were $3.9 million, compared to $3.6 million in the second quarter of the prior year. The increase is due to higher SG&A employee and employee related expenses.

Net loss was $3.1 million for the second quarter of 2021, compared to a net loss of $2.9 million in the second quarter of the prior year.

Non-GAAP net loss was $2.9 million in the second quarter of 2021, compared to $2.7 million during the second quarter of the prior year. Reconciliation of net loss to non-GAAP net loss is included at the end of this press release.

Liquidity

As of June 30, 2021, ReWalk had $64.2 million in cash on its balance sheet.

Conference Call

ReWalk management will host its second quarter 2021 conference call as follows:

Date		Monday, August 9, 2021
Time		8:30 AM EST
Telephone	U.S:	(844) 423-9889
	International:	(716) 247-5804
	Israel:	18 09 31 53 62
	Germany:	08 00 18 15 287
Access code		8287612
Webcast (live, listen-only and archive)		www.rewalk.com under the “Investors” section.

The archived webcast will be available via the following URL
https://edge.media-server.com/mmc/p/4oshitui or through the 'Investors' section' on www.rewalk.com.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with lower limb disabilities as a result of spinal cord injury or stroke.  ReWalk’s mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel and the United States.

ReStore® is a registered trademark of ReWalk Robotics Ltd. in the United States, Europe and the United Kingdom.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk's future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk's control. Important factors that could cause ReWalk's actual results to differ materially from those indicated in the forward-looking statements include, among others: the adverse effect that the COVID-19 pandemic has had and may continue to have on the Company's business and results of operations; ReWalk's ability to have sufficient funds to meet certain future capital requirements, which could impair the Company's efforts to develop and commercialize existing and new products; ReWalk's ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; ReWalk's ability to maintain and grow its reputation and the market acceptance of its products; ReWalk's ability to achieve reimbursement from third-party payors for its products; ReWalk's limited operating history and its ability to leverage its sales, marketing and training infrastructure; ReWalk's expectations as to its clinical research program and clinical results; ReWalk's expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; ReWalk's ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; ReWalk's ability to improve its products and develop new products; ReWalk's compliance with medical device reporting regulations to report adverse events involving the Company's products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on ReWalk's ability to market and sell its products; ReWalk's ability to gain and maintain regulatory approvals; ReWalk's expectations as to the results of, and the Food and Drug Administration's potential regulatory developments with respect to its mandatory 522 postmarket surveillance study; ReWalk's ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company's IT systems significantly disrupting its business operations; ReWalk's ability to establish a pathway to commercialize its products in China; the impact of substantial sales of the Company's shares by certain shareholders on the market price of the Company's ordinary shares; ReWalk's ability to use effectively the proceeds of its offerings of securities; the risk of substantial dilution resulting from the periodic issuances of ReWalk's ordinary shares; the impact of the market price of the Company's ordinary shares on the determination of whether it is a passive foreign investment company; the market and other conditions; and other factors discussed under the heading "Risk Factors" in ReWalk's annual report on Form 10-K for the year ended December 31, 2020 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk's actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), ReWalk believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and six months ended June 30, 2021, and 2020, non-GAAP net loss is calculated as GAAP net loss excluding (i) non-cash share-based compensation expense and (ii) depreciation.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, ReWalk believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense, depreciation, and non-cash financial (income) expenses allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP, and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in ReWalk’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. ReWalk urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Investor Contact:
Ori Gon
Chief Financial Officer
ReWalk Robotics Ltd.
T: +972-4-9590123
E: investorrelations@rewalk.com

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Statements of Operations
(unaudited)
(In thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Revenue	$1,436	$1,668	$2,752	$2,428
Cost of revenues	709	646	1,318	1,033
Gross profit	727	1,022	1,434	1,395

Operating expenses:
Research and development	810	954	1,605	1,939
Sales and marketing	1,613	1,353	3,284	3,034
General and administrative	1,445	1,267	2,707	2,576
Total operating expenses	3,868	3,574	7,596	7,549

Operating loss	(3,141)	(2,552)	(6,162)	(6,154)
Financial expenses (income), net	(9)	235	(13)	481

Loss before income taxes	(3,132)	(2,787)	(6,149)	(6,635)

Taxes on income	9	68	54	60

Net loss	$(3,141)	$(2,855)	$(6,203)	$(6,695)

Net loss per ordinary share, basic and diluted	$(0.07)	$(0.22)	$(0.15)	$(0.57)
Weighted average number of shares used in computing net loss per ordinary share, basic and diluted	46,123,222	13,101,275	41,210,527	11,744,275

Reconciliation of GAAP to Non-GAAP net loss
Net loss	$(3,141)	$(2,855)	$(6,203)	$(6,695)
Non-cash share based compensation expense	200	113	368	312
Depreciation of property and equipment, net	71	76	141	151
Non-GAAP net loss	$(2,870)	$(2,666)	$(5,694)	$(6,232)

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30,	December 31,
	2021	2020
	(unaudited)
Assets

Current assets
Cash and cash equivalents	$64,236	$20,350
Trade receivable, net	779	684
Prepaid expenses and other current assets	834	672
Inventories	3,346	3,542
Total current assets	69,195	25,248

Restricted cash and other long term assets	1,039	1,033
Operating lease right-of-use assets	1,116	1,349
Property and equipment, net	355	437
Total assets	$71,705	$28,067

Liabilities and equity

Current liabilities
Current maturities of operating leases	640	660
Trade payables	2,080	2,268
Other current liabilities	1,482	1,740
Total current liabilities	4,202	4,668

Noncurrent operating leases	662	923
Other long-term liabilities	763	702

Shareholders’ equity	66,078	21,774
Total liabilities and equity	$71,705	$28,067

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Statements of Cash Flows
(unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2021	2020

Net cash used in operating activities	$(6,340)	$(7,533)

Net cash used in investing activities	(11)	(15)

Net cash provided by financing activities	50,236	5,303
Increase (decrease) in cash, cash equivalents, and restricted cash	43,885	(2,245)
Cash, cash equivalents, and restricted cash at beginning of period	21,054	16,992

Cash, cash equivalents, and restricted cash at end of period	$64,939	$14,747

ReWalk Robotics Ltd. And subsidiaries
(unaudited)
(In thousands, except units placed)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue:
United States	$654	$631	$1,130	$847
Europe	726	1,035	1,563	1,577
Asia Pacific	55	2	57	4
Africa	1	-	2	-
Total Revenue	$1,436	$1,668	$2,752	$2,428

Revenue:
Personal units revenue	$1,153	$1,667	$2,461	$2,381
Rehabilitation units revenue	283	1	291	47
Total Revenue	$1,436	$1,668	$2,752	$2,428